Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-36357) and on Form S-8 (Nos. 333-88760, 333-62118, 33-39185, 33-36975, 33-44301, 333-42495, 333-13707, 333-16313, 333-42809, 333-47175, 333-47177, 333-61315, 333-79249, 333-87987, 333-45078, 333-102688, and 333-108505) of Borland Software Corporation of our report dated March 15, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

San Jose, CA

March 15, 2003